Exhibit 21.1

SUBSIDIARIES OF BUNGE GLOBAL SA (1)

Switzerland
Bunge Global SA
Bunge S.A.
Vector Business Services Holdings SA.
Bunge Brunello S.A.
Gavilon Switzerland Sàrl

Bermuda
Greenleaf, Ltd.

Cayman Islands
Bunge International Commerce Ltd.

British Virgin Islands
Bunge Investment Management Limited
CCC International Holdings Limited
Allied Trend Limited

United States of America
Bunge North America, Inc.
The Crete Mills, Inc.
Bunge Holdings North America, Inc.
Bunge North America Capital, Inc.
Bunge Oils, Inc.
Bunge North America (East), L.L.C.
Bunge North America (OPD West), Inc.
EGT, LLC
Bunge Foundation
Bunge Chevron Ag Renewables LLC
Bunge Chicago, LLC
Bunge Global Markets, LLC
Bunge Latin America, LLC
Bunge Management Services Inc.
Bunge N.A. Holdings, Inc.
Bunge Finance North America, Inc.
Bunge Limited Finance Corp.
Bunge Global Innovation, LLC
Bunge Loders Croklaan USA, LLC
Bunge Central America, LLC
Viterra USA Investment LLC

Bunge USA LLC
Bunge USA Agriculture LLC
Flint Hills Grain, LLC
Bunge USA Inc.
Bunge USA Ag Holdings, LLC
Bunge USA Grain, LLC
Viterra USA International Holdco, LLC
Viterra USA Intermediate Holdco, LLC
Bunge USA Holdings, LLC

El Salvador
Comercializadora B, S.A. de C.V.

Canada
Bunge Canada
Bunge Canada Holdings I Inc.
Bunge Canada Holdings IV Inc.
Bunge Loders Croklaan Canada Inc.
Tirem Holdings Limited Partnership
Tirem Holdings Inc.
Tirem Holdings GP Inc.
Bunge Canada Inc.
Cascadia Port Management Corporation

Mexico
Servicios Bunge, S.A. de C.V.
Bunge Agronegocios Mexico SA de CV
Viterra Agriculture de Mexico, S.A. de C.V.
Bunge Agri, S.A. de C.V.

Argentina
Terminal Bahia Blanca S.A.
Fertimport S.A.
Bunge Argentina S.A.
Bunge Inversiones S.A.
Bunge Minera S.A.
Terminal de Fertilizantes Argentinos SA
Ceval Holdings S.A.U
Serrana Holdings S.A.U
Renova S.A.
Viterra Argentina S.A.
Viterra Acopio S.A.

Morocco
Bunge Morocco SARL

Brazil
Bunge Fertilizantes S.A.
Ramata Empreendimentos e Participações S.A.
Monteverde Agro-energetica S.A.
Monte Dourado Agropecuária S.A.
Bunge Alimentos S.A
VBS Finance Holding S.A.
B-Tech Soluções Digitais LTDA
Fertimport S.A.
Terminal Maritimo do Guaruja S.A. (TERMAG)
Loders Croklaan Latin America Comercio de Gorduras e Oleos Vegetais Ltda
Vector Transportes e Tecnologia S.A.
Libertadores Participações S.A.
VBS SOCIEDADE DE CREDITO DIRETO S.A.
Moinhos Cruzeiro do Sul S.A.
Andorsi do Brasil S.A.
Correcta Industria e Comercio Ltda.
Odile do Brasil Ltda.
Viterra Agriculture Brasil S.A.
Viterra Logistica e Terminais Portuários S.A.
Andorsi Participações S.A.
Viterra Logistica de Açúcar S.A.
Viterra Bioenergia S.A.

Uruguay
Bunge Agritrade S.A.
Bunge Uruguay Agronegocios S.A.

Peru
Bunge Peru S.A.C.
Viterra Agriculture Peru S.A.C.

Chile
Bunge Chile S.p.A.

Paraguay
Bunge Paraguay S.A.
Panagricola S.R.L.

Guatemala
BCA Servicios, S.A.

BLA Servicios, S.A.

Colombia
Bunge Colombia SAS.
Viterra Colombia S.A.S.

Australia
Bunge Agribusiness Australia Pty. Ltd.
Bunge Grain Services (Bunbury) Pty. Ltd.
Bunge Grains Services (Geelong) Pty. Ltd.
Bunge Australia Holdings Pty Ltd
Bunge Australia Pty Ltd
Bunge Pty Ltd
Bunge Holdings Pty Ltd
Viterra Malt Pty Ltd
Bunge Operations Pty Ltd
Bunge Packing and Processing Pty Ltd
ACN 137 192 753 Pty Ltd

New Zealand
Bunge New Zealand Limited
Bunge New Zealand Operations Limited

Nicaragua
Viterra Agriculture Nicaragua S.A.

Southeast Asia
Bunge Asia Pte. Ltd.
PT. Bunge Agribusiness Indonesia
Bunge Agribusiness (M) Sdn. Bhd.
Bunge (Thailand) Ltd.
Bunge Agribusiness Philippines Inc.
Bunge Loders Croklaan Oils Sdn Bhd
Bunge Lipid Enzymtec Sdn Bhd
Viterra Chartering Asia Pte. Ltd.
Viterra Agriculture Asia Pte. Ltd.
Viterra (Thailand) Co., Ltd.

China
Bunge (Shanghai) Management Co., Ltd.
Bunge Sanwei Oil & Fat Co., Ltd.
Bunge (Nanjing) Grains and Oils Co.,Ltd.
Bunge Chia Tai (Tianjin) Grain and Oilseeds Ltd.
Bunge (Taixing) Grains and Oils Co. Ltd.

Bunge (Dongguan) Grains and Oils Co., Ltd
Bunge (Tianjin) Management Service Co., Ltd
Bunge (Tianjin) Trading Co., Ltd.
Bunge Loders (Shanghai) Trading Co. Ltd.
Bunge Loders Croklaan Edible Oils (HK) Limited
Bunge Loders (Xiamen) Oils Technology, Co., Ltd
BUNGE (GUANGDONG) TRADING CO., LTD
Viterra China Co., Ltd.
Viterra China Co., Ltd Beijing branch

Hong Kong
Viterra HK Limited

Mauritius
Bunge Mauritius Ltd

India
Bunge India Private Limited
Viterra India Private Limited

Vietnam
Baria Joint Stock Company of Services for Import Export of Agro-forestry Products and Fertilizers
Viterra Vietnam Company Limited

Japan
Bunge Japan K.K.
Viterra Japan Limited

South Korea
Bunge Korea Inc.

United Kingdom
Bunge Corporation Ltd.
Credit and Trading Company Limited
Climate Change Holdings Limited
Belfurt Limited
Bunge UK Limited

Spain
Bunge Iberica S.A.
Bunge Investment Iberica S.A.U
Moyresa Girasol S.L.U.
Biodiesel Bilbao S.L.
Bunge Iberica Finance S.L.U.

Bunge Agribusiness Iberica S.L
Viterra Agricola España, S.A.U.

France
Bunge France S.A.S.
Bunge Holdings France S.A.S.
SSI Logistics
Viterra France S.A.S.

The Netherlands
Koninklijke Bunge B.V.
Bunge Holdings B.V.
Bunge Brasil Holdings B.V.
Bunge Finance Europe B.V.
Bunge Netherlands B.V.
Bunge Loders Croklaan Nutrition B.V.
Bunge Loders Croklaan B.V.
Bunge Loders Croklaan USA B.V.
Bunge Loders Croklaan Group B.V.
Bunge Ventures B.V.
Bunge Limited B.V.
Viterra Botlek B.V.
Miloran B.V.
Andorsi B.V.
Renaisco B.V.
Barrint Benelux B.V.
Viterra Biofuels B.V.
Kievservices B.V.
Ammizinc B.V.
Viterra B.V.
Eltorne BV

Germany
Bunge Handelsgesellschaft m.b.H.
Bunge Deutschland G.m.b.H.
Walter Rau Lebensmittelwerke G.m.b.H
Walter Rau Neusser OI und Fett AG
Viterra Magdeburg GmbH
Viterra Rostock GmbH
Viterra Lubmin GmbH

Italy
Bunge Italia S.p.A.
Viterra Italy s.r.l.

Ivory Coast
Bunge Ivory Coast S.A.R.L

Kazakhstan
Bunge Kazakhstan LLP

Turkey
Bunge Gida Sanayi ve Ticaret A.S.
Viterra Turkey Tarim LIMITED SIRKETI

Hungary
Bunge ZRT

Portugal
Bunge Iberica Portugal, S.A.

Luxembourg
Gavilon Luxembourg Holdco SARL

Austria
Bunge Austria G.m.b.H.

Poland
Bunge Polska Sp. z o.o.
Tapini Sp. z o.o.
Bunge Silos sp.z o.o.
Bunge Szczecin Sp. z o.o.

Ukraine
PJSC DOEP
Suntrade S.E.
LLC ElevatorTrade
Greentour-Ex LLC
LLC Unitrans
LLC European Transport Stevedoring Company
New European Company LLC
Mykolayivskyy Perevantazhuvalnyy Complex LLC
Berezovka LLC
Everi LLC
Bunge Kolos Private Joint Stock Company
Elion LLC
Lyubashivskiy Elevator Private Joint Stock Company
Balta HPP Private Joint Stock Company
Bunge Ukraine EFI

PENKIVSKYI GHC, LLC
Active-OJK LLC
Vinnitsazernoservice LLC
Vinnitsa Oil Seeds Crushing Factory Private Joint Stock Company

Bulgaria
Bunge Bulgaria AD
Viterra Bulgaria EOOD

Romania
Bunge Romania SRL
Bunge Biocombustibil SRL
Viterra Romania S.R.L.
Viterra Romsiloz S.R.L.
Comcereal Assets S.A.
Cerealcom S.A.

Cyprus
Vrondi Holdings Limited
Chimera Holding Limited
Asoledita Limited
Sorerata Limited
Morebloom Investments Limited

Serbia
Viterra SRB DOO NOVI SAD
Bunge Granolis DOO

Finland
Bunge Finland OY

Czech Republic
Bunge Czech s.r.o.

Dominican Republic
AgriViterra Dominican Republic S.R.L.

Egypt
Bunge Egypt Agriculture SAE
Bunge Egypt Import & Export SAE
Bunge Loders Croklaan Specialty Fats LLC
Bunge Loders Croklaan for Oils S.A.E.
Future Grains LLC
Viterra Agriculture Egypt for Import and Export S.A.E.

Viterra Agriculture Egypt for Trading LLC

South Africa
Bunge ZA (Pty) Ltd.
Viterra South Africa (PTY) LTD

East Africa
Bunge East Africa Ltd.

United Arab Emirates
Universal Mercantile and Trading DMCC

Qatar
Bunge QFC LLC

Saudi Arabia
Bunge Company for Trading

West Africa
Bunge Loders Croklaan Burkina Faso S.A.R.L.
Bunge Loders Croklaan Ghana Ltd.
Bunge Loders Croklaan Industries Limited

(1)Includes entities in which Bunge Global SA has a direct or indirect 50% ownership or greater, and consolidates for financial reporting purposes. The preceding list may omit certain subsidiaries that, as of December 31, 2025, would not be considered “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.